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                                                                   Exhibit 11(a)


                       CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the following with respect to Post-Effective Amendment No. 16 to the Registration Statement No. 2-82278 on Form N-1A under the Securities Act of 1933, as amended, of Municipal Fund for New York Investors, Inc.



The incorporation by reference of our report dated August 27, 1997, on our audit of the financial statements and financial highlights, which report is included in the Annual Report to Shareholders for the year ended July 31, 1997 which is incorporated by reference in the Post-Effective Amendment to the Registration Statement.



The reference to our Firm under the heading "Financial Highlights" in the Prospectuses and under the headings "Independent Accountants" and "Financial Statements" in the Statement of Additional Information.



/s/ Coopers & Lybrand LLP

Coopers & Lybrand L.L.P.


2400 Eleven Penn Center
Philadelphia, Pennsylvania

November 21, 1997